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                                                                        Deloitte
                                                                        & Touche
Deloitte & Touche LLP
350 South Grand Avenue
SUITE 200
Los Angeles, California 90071-3462
Tel: (213) 688-0800
Fax: (213) 688-0100
www.deloitte.com


                         INDEPENDENT AUDITORS' CONSENT

                   We consent to the incorporation by reference in this Registration Statement of Worldwide Restaurant Concepts, Inc. on Form S-8 of our report dated June 24, 2003 (July 15, 2003 as to the fifth paragraph of Note 6), relating to the consolidated financial statements of Worldwide Restaurant Concepts, Inc. as of and for the years ended April 30, 2003 and 2002 appearing in the Annual Report on Form 10-K of Worldwide Restaurant Concepts, Inc. for the year ended April 30, 2003.

/s/ Deloitte & Touche LLP
Los Angeles, California
November 19, 2003

                                  EXHIBIT 23.1

                                       9